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                                                                 EXHIBIT 11(g)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in Post-Effective Amendment No. 51 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File Number 2-27962) on behalf of EV Traditional Emerging Growth Fund of our report dated February 6, 1998 relating to EV Traditional Emerging Growth Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 1997, which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information of the Registration Statement.

                                        /s/COOPERS & LYBRAND L.L.P.
                                           ------------------------------------
                                           COOPERS & LYBRAND L.L.P.
April 20, 1998
Boston, Massachusetts